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                                                                     Exhibit 5.1

          [LETTERHEAD OF AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.]


                                                   September 29, 1998


Telemundo Holdings, Inc.
2290 West 8th Avenue
Hialeah, Florida  33010



     Re:  Telemundo Holdings, Inc.
          11 1/2% Senior Discount Notes due 2008, Series B
          ------------------------------------------------

Ladies and Gentlemen:


     We have acted as counsel to Telemundo Holdings, Inc., a Delaware corporation (the "Company"), in connection with the Company's offer to exchange (the "Exchange Offer") $1,000 principal amount of 11 1/2% Senior Discount Notes due 2008, Series B (the "New Notes") of the Company for each $1,000 principal amount of its issued and outstanding 11 1/2% Senior Discount Notes due 2008, Series A (the "Old Notes") pursuant to a Registration Statement on Form S-4 (the "Registration Statement") being filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"). The Old Notes have been and the New Notes will be issued pursuant to the provisions of an Indenture, dated as of August 12, 1998 (the "Indenture"), by and between the Company and The Bank of Montreal Trust Company, as trustee (the "Trustee").

     As such counsel, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such corporate documents of the Company, certificates of public officials and certificates of officers of the Company and such other documents and agreements and records and papers as we have deemed necessary or appropriate in order to render this opinion. Capitalized terms used herein but not otherwise defined herein shall have the meaning ascribed to such terms in the Indenture.

     In our examination, we have assumed the authenticity of all documents submitted to us as originals, the signature of all parties (other than the Company) to documents, the legal right and power of all parties (other than the Company) to enter into and execute the documents to which they are a party and to consummate the transactions contemplated therein, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.
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Telemundo Holdings, Inc.
September 29, 1998
Page 2


     Based on the foregoing and subject to the qualifications set forth herein, we are of the opinion that the Company has duly authorized the New Notes and, when issued and authenticated in accordance with the terms of the Indenture and delivered in exchange for the Old Notes in accordance with the terms of the Exchange Offer, the New Notes will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject (i) to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights generally and (ii) to general principles of equity, (including, without limitation, standards of materiality, good faith, fair dealing and commercial reasonableness), whether such principles are considered in a proceeding at law or in equity.

     We express no opinion concerning: (A) the enforceability of any waiver of rights or defenses contained in the Indenture or (B) any right to indemnification that may be limited by public policy considerations or court decisions.

     This law firm is a registered limited liability partnership organized under the laws of the State of Texas. Our opinion relates only to the laws of the State of New York and the federal law of the United States of America. We express no opinion of the law of any other jurisdiction.

     This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated. We assume herein no obligation, and hereby disclaim any obligation, to make any inquiry after the date hereof or to advise you of any future changes in the foregoing or of any facts or circumstances that may hereafter come to our attention. This opinion letter is solely for your benefit and no other persons shall be entitled to rely upon the opinions herein expressed.

     We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereof.

                                       Very truly yours,


                                   /S/ Akin, Gump, Strauss, Hauer & Feld, L.L.P.